Exhibit 10.25

Execution Version

GUARANTEE

made by

CLEVER LEAVES US, INC.

in favour of

GLAS AMERICAS LLC

as collateral agent

dated as of

December 18, 2020

This GUARANTEE (this “Guarantee”), dated as of December 18, 2020, is made by Clever Leaves US, Inc. (the “Guarantor”) in favour of and for the benefit of GLAS AMERICAS LLC, as collateral agent for the Secured Parties (as defined below) (in such capacity and together with any successors in such capacity, the “Agent”).

RECITALS

WHEREAS, Clever Leaves International Inc. (formerly Northern Swan Holdings, Inc.), a corporation incorporated pursuant to the laws of the Province of British Columbia (the “Issuer”), has, as issuer, issued certain secured convertible notes in favour of each of the Noteholders (as defined below) (as each may be amended, amended and restated, renewed, extended, supplemented, assigned, replaced or otherwise modified from time to time, a “Note” and collectively, the “Notes”);

AND WHEREAS, on March 12, 2020 the Issuer changed its name from Northern Swan Holdings, Inc. to “Clever Leaves International Inc.”;

AND WHEREAS, the Agent, the Issuer, the Guarantor, the other Secured Parties and GLAS USA LLC (the “Paying Agent”), among others, have entered into an amended and restated intercreditor and collateral agency agreement dated May 10, 2019 (as amended, amended and restated, renewed, extended, supplemented, replaced or otherwise modified from time to time, the “Intercreditor and Collateral Agency Agreement”) to secure and confirm the relative priority of the obligations owing to present and future Secured Parties;

AND WHEREAS, in connection with a corporate reorganization being completed by the Issuer and certain of its affiliates and subsidiaries, the Guarantor has agreed to execute and deliver this Guarantee in favour of the Agent for the benefit of the Secured Parties.

NOW THEREFORE, in consideration of the Noteholders agreeing to continue to extend certain credit in favour of the Issuer under the terms of the Notes, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees as follows:

Article I - Definitions

1.01	Definitions

For purposes of this Guarantee, capitalized terms used herein without definition shall have the meanings ascribed to them in the Notes, and the following terms shall have the following meanings:

“Agent” is defined in the Preamble hereof.

“Guaranteed Obligations” is defined in Section 2.01.

“Guarantor” is defined in the Preamble hereof.

“Intercreditor and Collateral Agency Agreement” has the meaning given to such term in the recitals hereof.

“Issuer” is defined in the Preamble hereof.

“Note” and “Notes” are defined in the Preamble hereof.

“Noteholders” means each of Rimrock High Income Plus (Master) Fund, Ltd, Anson Investments Master Fund LP, Anson Opportunities Master Fund LP, AC Anson Investments Ltd., Anson East Master Fund LP, Axios Growth Partners, LLC, NS Co-Investment LLC and Cowen Investments II LLC and each other noteholder that becomes party to the Intercreditor and Collateral Agency Agreement as a “Noteholder” from time to time, and “Noteholder” means any of them.

“Obligors” means the Issuer, the Guarantor and any other person that provides or has provided a guarantee of the Issuer’s obligations to the Secured Parties under or in connection with the Notes and the other Loan Documents, and each of their respective successors and permitted assigns and “Obligor” means any of them.

“Paying Agent” is defined in the Preamble hereof.

“Rate of Exchange” means the noon (EST) spot rate of exchange applied in converting a particular currency into United States Dollars published by Thomson Reuters for the day in question.

“Secured Parties” means collectively, the Agent, the Noteholders and each of their respective successors and assigns and “Secured Party” means any of them.

“Taxes” means any and all present or future income, stamp or other taxes, levies, imposts, duties, deductions, charges, fees or withholdings imposed, levied, withheld or assessed by any Governmental Authority, together with any interest, additions to tax or penalties imposed thereon and with respect thereto.

Article II - AGREEMENT TO GUARANTEE OBLIGATIONS

2.01	Guarantee

The Guarantor, hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety,

(a)	the due and prompt payment by the Issuer of:

(i)	all present and future indebtedness and liabilities of the Issuer to the Secured Parties under or in connection with the Notes and the other Loan Documents including, without limitation, all principal and interest thereon at the rate specified in the Notes (both before and after demand and judgment) together with all fees, charges and expenses, in each case, when and as due, whether at scheduled maturity, on the date set for prepayment, by acceleration or otherwise, and

(ii)	all other monetary obligations of the Issuer to the Secured Parties under the Notes and the other Loan Documents, as and when due, including reasonable fees, costs, expenses (including, without limitation, reasonable fees and expenses of counsel incurred by the Agent or any other Secured Party in enforcing any rights under this Guarantee or any other Loan Document), contract causes of action and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, fixed or otherwise (including monetary obligations incurred during any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding); and

(b)	the due and prompt performance of all covenants, agreements, obligations and liabilities of the Issuer under or in respect of the Loan Documents;

all such obligations in subsections (a) and (b) above, whether now or hereafter existing, being referred to collectively as the “Guaranteed Obligations”. The Guarantor further agrees that all or part of the Guaranteed Obligations may be increased, extended, substituted, amended, renewed or otherwise modified without notice to or consent from the Guarantor and such actions shall not affect the liability of the Guarantor hereunder.

2.02	Demand

Liability of the Guarantor to make payment under this Guarantee shall arise immediately upon delivery by the Agent to the Guarantor of a written demand for payment.

2.03	Interest

The Guarantor’s liability, whether as a guarantor, indemnitor, or primary obligor, bears interest from the date that the Agent makes demand, both before and after demand, default, or judgment and until actual payment in full, at the highest interest rate applicable to the Guaranteed Obligations, calculated and payable in accordance with the Notes. For purposes of the Interest Act (Canada), the yearly rate of interest applicable to amounts owing under this Guarantee will be calculated on the basis of a 365-day year. Whenever interest is to be calculated on the basis of any period of time that is less than a calendar year, the yearly rate of interest to which the rate determined by that calculation is equivalent is the rate so determined multiplied by the actual number of days in that calendar year and divided by that period of time.

2.04	Reinstatement

The Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Guaranteed Obligation is voided, rescinded or must otherwise be returned by any Secured Party or any other person upon the insolvency, bankruptcy or reorganization of the Issuer or any other Obligor or otherwise.

Article III - GUARANTEE ABSOLUTE AND UNCONDITIONAL; WAIVERS

3.01	Guarantee Absolute and Unconditional; No Waiver of Obligations

The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Notes and the other Loan Documents, regardless of any law, regulation or order of any Governmental Authority now or hereafter in effect. The obligations of the Guarantor hereunder are independent of the obligations of any other guarantor or any other Obligor under any Loan Document. A separate action may be brought against the Guarantor to enforce this Guarantee, whether or not any action is brought against the Issuer or any other Obligor or whether or not the Issuer or any other Obligor is joined in any such action. The Secured Parties shall not be required to seek recourse against the Issuer or any other party or realize upon any security they may hold before being entitled to payment by the Guarantor under this Guarantee. The liability of the Guarantor hereunder is irrevocable, continuing, absolute and unconditional and the obligations of the Guarantor hereunder, to the fullest extent permitted by applicable law, shall not be discharged or impaired or otherwise effected by, and the Guarantor hereby irrevocably waives any defences to enforcement or liability hereunder it may have (now or in the future) by reason of:

(a)	any illegality, invalidity or unenforceability of any Guaranteed Obligation, any Loan Document or any related agreement, security or instrument for any reason whatsoever;

(b)	any change in, or variation of, the Guaranteed Obligations or any other obligation of any Obligor under any Loan Document including, without limitation, any increase in the Guaranteed Obligations, any change in the interest or fees payable, any renewal, extension, amendment, rescission, waiver, release, discharge, indulgence, compromise, arrangement or other variation in connection with the Guaranteed Obligations, any Loan Document or any other agreement;

(c)	any taking, exchange, substitution, variation, release, impairment, subordination or non-perfection of any security or collateral for the Guaranteed Obligations, or any taking, release, impairment, amendment, waiver or other modification of any guarantee of the Guaranteed Obligations;

(d)	any manner of sale, disposition or application of proceeds of any collateral or other assets to all or part of the Guaranteed Obligations;

(e)	any loss or diminution in value of the security or collateral held for the Guaranteed Obligations, whether such loss or diminution arises from any act or omission of the Secured Parties;

(f)	any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations;

(g)	any change, restructuring or termination of the corporate structure, ownership or existence of any Obligor or any of its subsidiaries or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuer or its assets or any resulting restructuring, compromise, release or discharge of any Guaranteed Obligations;

(h)	any failure of any Secured Party to disclose to the Guarantor or any other Obligor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Issuer or any other Obligor or any other information now or hereafter known to such Secured Party;

(i)	the failure of any other person to execute or deliver this Guarantee, or any other guarantee or agreement or the release or reduction of liability of the Guarantor or any other guarantor or surety with respect to the Guaranteed Obligations;

(j)	the failure of any Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise;

(k)	any defence, set-off or counterclaim (other than a defence of payment or performance) that may at any time be available to, or be asserted by, the Issuer against any Secured Party; or

(l)	any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Guaranteed Obligations or any existence of or reliance on any representation by any Secured Party that might vary the risk of the Guarantor or otherwise operate as a defence available to, or a legal or equitable discharge of, the Issuer, the Guarantor, any other Obligor or any other guarantor or surety.

3.02	Acknowledgements

(a)	The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guarantee and acknowledges that this Guarantee is continuing in nature, shall guarantee any ultimate balance owing to the Secured Parties, and applies to all presently existing and future Guaranteed Obligations, until the complete, irrevocable and indefeasible payment and satisfaction in full of the Guaranteed Obligations.

(b)	This Guarantee is a guarantee of payment and performance and not of collection. The Secured Parties shall not be obligated to enforce or exhaust their remedies against the Issuer, the other Obligors, or under the Notes or other Loan Documents before proceeding to enforce this Guarantee. The liability of the Guarantor to make payment under this Guarantee shall arise immediately upon delivery to it of a written demand for payment hereunder.

(c)	This Guarantee is a direct guarantee and independent of the obligations of the Issuer to the Secured Parties. The Secured Parties may resort to the Guarantor for payment and performance of the Guaranteed Obligations whether or not the Secured Parties shall have resorted to any collateral therefor or shall have proceeded against the Issuer or any other guarantors with respect to the Guaranteed Obligations. The Secured Parties may, at their option, proceed against the Guarantor, the Issuer and the other Obligors, on a joint and several basis, or against the Guarantor without having obtained a judgment against the Issuer or any other Obligor.

(d)	The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonour and any other notice with respect to any of the Guaranteed Obligations, the Notes, the other Loan Documents and this Guarantee and any requirement that the Secured Parties protect, secure, perfect or insure any security interest, lien or other encumbrance or any property subject thereto.

(e)	The Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Guaranteed Obligation is voided, rescinded or recovered or must otherwise be returned by the Secured Parties upon the insolvency, bankruptcy or reorganization of the Issuer.

(f)	This Guarantee shall continue to apply to all Guaranteed Obligations owing to the Secured Parties by any amalgamated corporation resulting from the Issuer amalgamating with one or more other corporations.

Article IV - POSTPONEMENT OF RIGHTS; SUBORDINATION AND ASSIGNMENT

4.01	Postponement of Rights; Subordination and Assignment

(a)	Postponement of Rights. Until such time as the Guaranteed Obligations have been paid in full, the Guarantor agrees that it shall not (i) exercise any right of set-off or assert any counterclaim against the Issuer with respect to any indebtedness or liability of the Issuer to the Guarantor; (ii) exercise any of its rights of subrogation to the Agent or the Secured Parties’ position with respect to any payments it has made hereunder; (iii) assert or enforce any claim to indemnification or reimbursement against the Issuer or any other guarantor; or (iv) assert any right of contribution against any other guarantor.

(b)	Subordination. Any indebtedness of the Issuer now or hereafter held by the Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Guaranteed Obligations. If any payment shall be paid to the Guarantor in violation of the immediately preceding sentence on account of any such indebtedness of the Issuer, such amount shall be held in trust for the benefit of the Secured Parties, segregated from other funds of the Guarantor, and promptly paid or delivered to the Agent in the same form as so received (with any necessary endorsement or assignment) to be credited against the payment of the Guaranteed Obligations, whether due or to become due, in accordance with the terms of the Loan Documents or to be held as collateral for any Guaranteed Obligations.

Article V - REPRESENTATIONS AND WARRANTIES; COVENANTS

5.01	Representations and Warranties

The Guarantor represents and warrants as to itself that all representations and warranties relating to it contained in the Notes and other Loan Documents are true and correct. The Guarantor further represents and warrants that:

(a)	There are no conditions precedent to the effectiveness of this Guarantee that have not been satisfied or waived.

(b)	It has full corporate power and authority to enter into this Guarantee, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. Its execution and delivery of this Guarantee and performance of its obligations hereunder have been duly authorized by all requisite corporate action on the part of the Guarantor. This Guarantee has been duly executed and delivered by the Guarantor, and constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms.

(c)	It has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guarantee and any other Loan Document to which it is or may become a party, and has established adequate procedures for continually obtaining information pertaining to, and is now and at all times will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of the Issuer and each other Obligor.

5.02	Covenants

The Guarantor covenants and agrees that it will perform and observe, and cause each of its subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Notes and the other Loan Documents that are required to be, or that the Issuer has agreed to cause to be, performed or observed by the Guarantor or subsidiary.

Article VI - MISCELLANEOUS

6.01	Payment

Any and all payments made by the Guarantor under or in respect of this Guarantee shall be made to the Paying Agent or such successor paying agent appointed pursuant to the Intercreditor and Collateral Agency Agreement and disbursed in accordance therewith.

6.02	Taxes

Any and all payments by the Guarantor under or in respect of this Guarantee shall be made free and clear of and without deduction or withholding for any Taxes except as required by applicable law. If the Guarantor is required by applicable law (as determined in the good faith discretion of the Guarantor) to deduct or withhold any Taxes from such payments, then, (i) the amount payable by the Guarantor shall be increased so that after all such required deductions or withholdings are made (including deductions or withholdings applicable to additional amounts payable under this Section), the applicable recipient receives an amount equal to the amount it would have received had no such deduction or withholding been made, (ii) the Guarantor shall make such deductions or withholdings and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and (iii) the Guarantor shall, promptly after any such payment, deliver to the Agent the original or certified copy of a receipt issued by such Governmental Authority evidencing such payment.

6.03	Right of Set-Off

Subject to the terms of the Intercreditor and Collateral Agency Agreement, if an Event of Default shall have occurred and be continuing, each Secured Party and each of their respective affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, and without prior notice to the Guarantor or any other Obligor, any such notice being expressly waived by the Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Secured Party or any such affiliate to or for the credit or the account of the Guarantor or any other Obligor against any and all of the obligations of the Guarantor or such Obligor now or hereafter existing under this Guarantee or any other Loan Document to such Secured Party or its affiliates whether direct or indirect, absolute or contingent, matured or unmatured, and irrespective of whether or not such Secured Party or affiliate shall have made any demand under this Guarantee or any other Loan Document and although such obligations of the Guarantor or such other Obligor are owed to a branch, office or representative of such Secured Party different from the branch, office or affiliate holding such deposit or obligated on such indebtedness. The rights of each Secured Party and each of their respective affiliates under this Section are in addition to other rights and remedies (including other rights of set-off) that such Secured Party or such affiliate may have. Each Secured Party agrees to notify the Guarantor, the Paying Agent and the Agent promptly after any such set off and appropriation and application; provided that the failure to give such notice shall not affect the validity of such set off and appropriation and application.

6.04	Amendments in Writing

No term or provision of this Guarantee may be waived, amended, supplemented or otherwise modified except by an agreement in writing signed by the Guarantor and the Agent.

6.05	Indemnity

(a)	The Guarantor hereby agrees to indemnify and hold harmless the Agent (and any sub-agent thereof), the Paying Agent, each other Secured Party and each such Person’s affiliates and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors and representatives of it and affiliates of any of the foregoing Persons (each such Person being called an “Indemnitee”) from any losses, damages, liabilities, claims and related expenses (including the fees and expenses of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees, expenses and time charges for legal counsel who are employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Guarantor or any other Obligor) arising out of, in connection with or resulting from this Guarantee, any other Loan Document or any other agreement or instrument contemplated hereby, including, without limitation, enforcement of this Guarantee) or any failure of any of the Guaranteed Obligations to be the legal, valid, and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their terms, whether brought by a third party or by the Guarantor or any other Obligor, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and unappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) result from a claim brought by the Guarantor or any other Obligor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document. This clause (a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, or similar items arising from any non-Tax claim.

(b)	To the fullest extent permitted by applicable law, the Guarantor hereby agrees not to assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guarantee, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any amounts advanced or the use of proceeds thereof. No Indemnitee shall be liable for any damages arising from the use of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Guarantee or the other Loan Documents or the transactions contemplated hereby or thereby by unintended recipients.

(c)	All amounts due under this Section shall be payable within 5 days of demand by the Agent.

(d)	Without prejudice to the survival of any other agreement of the Guarantor under this Guarantee or any other Loan Documents, the agreements and obligations of the Guarantor contained in Section 2.01 (with respect to enforcement expenses), Section 2.03, Section 2.04 and this Section shall survive termination of the Loan Documents and payment in full of the Obligations and all other amounts payable under this Guarantee.

6.06	Notices

(a)	Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (or by email as provided in paragraph (b) below), all notices and other communications provided for herein shall be made in writing and mailed by registered mail, delivered by hand or overnight courier service, or sent by facsimile as follows:

(i)	To the Guarantor: at 489 Fifth Ave., Floor 27, New York, NY 10017, Attention of Kyle Detwiler (Email: kyle@northernswan.com).

(ii)	To the Agent: GLAS AMERICAS LLC at 3 Second Street, Suite 206, Jersey City, NJ 07311, Attention of Corporate Trust Administration (Email: adam.berman@glas.agency; Telephone No. 201-839-2181).

(iii)	To the Paying Agent: GLAS USA LLC at 3 Second Street, Suite 206, Jersey City, NJ 07311, Attention of Corporate Trust Administration (Email: adam.berman@glas.agency; Telephone No. 201-839-2181).

Notices mailed by registered mail or sent by hand or overnight courier service shall be deemed to have been given when received. Notices sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day).

(b)	Electronic Communications. Notices and other communications to the Agent hereunder may be sent by electronic communication (including email) in accordance with procedures approved by the Agent. The Agent or the Guarantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Agent specifies otherwise, (i) notices and other communications sent by email shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement); provided that if such notice, email or other communication is not sent during the recipient’s normal business hours, such notice, email or communication shall be deemed to have been sent at the recipient’s opening of business on the next business day.

(c)	Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

6.07	Continuing Guarantee

This Guarantee is a continuing guarantee and shall remain in full force and effect until the full and final payment in full of the Guaranteed Obligations and all other amounts payable under this Guarantee.

6.08	Successors and Assigns; Assignments Under the Notes

(a)	Successors and Assigns. This Guarantee shall be binding on the Guarantor, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by the Secured Parties and their respective successors and assigns.

(b)	Assignment. Any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under this Guarantee or under the Notes and any security relating to the Notes to any other Person without the consent of the Guarantor, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case in accordance with the assignment provisions of the applicable Note. The Guarantor shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Agent.

6.09	Severability

If any term or provision of this Guarantee is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Guarantee or invalidate or render unenforceable such term or provision in any other jurisdiction.

6.10	Counterparts

This Guarantee and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, and all taken together shall constitute a single contract. This Guarantee and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Secured Parties, constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Guarantee by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Guarantee.

6.11	Limitation Period

The Guarantor agrees that this Guarantee shall, for the purposes of the Limitation Act, SBC 2012, c 13 (British Columbia), constitute a “business agreement” as defined in section 22 of that Act. To the maximum extent permitted by law, the Guarantor hereby agrees that the Agent and the Secured Parties may bring an action under this Guarantee notwithstanding any limitation period applicable to such claim, and that any limitation periods applicable to this Guarantee are hereby explicitly excluded. If the exclusion of limitation periods is not permitted under applicable law, then the applicable limitation periods are hereby extended to the maximum extent permitted by law.

6.12	Language

The parties have required that this Guarantee and all documents and notices resulting from it be drawn up in English. Les parties aux présents ont exigés que la présente convention ainsi que tous les documents et avis qui s’y rattachent ou qui en découleront soit rédigés en la langue anglaise.

6.13	Judgment Currency

(a)	Conversion. If, for the purpose of obtaining or enforcing judgment against any party in any court in any jurisdiction, it becomes necessary to convert into a particular currency an amount due under this Guarantee or the Notes or any other Loan Document, the conversion will be made at the Rate of Exchange prevailing on the Business Day immediately preceding the date on which judgment is given.

(b)	Payment of additional amounts. If, as a result of a change in the Rate of Exchange between the date of judgment and the date of actual payment, the conversion results in the Secured Parties receiving less than the amount payable to them, the Guarantor shall pay the Secured Parties any additional amount as may be necessary to ensure that the amount received is not less than the amount payable by the Guarantor on the date of judgment.

(c)	Treatment of additional amounts. Any additional amount due under this section will be due as a separate debt, gives rise to a separate cause of action, and will not be affected by judgment obtained for any other amount due under this Guarantee or the Notes or any other Loan Document.

6.14	The Agent

GLAS AMERICAS LLC has been appointed Agent for the Secured Parties pursuant to the Intercreditor and Collateral Agency Agreement. It is expressly understood and agreed by the parties to this Guarantee that any authority conferred upon the Agent hereunder is subject to the terms of the delegation of authority made to the Agent under the Intercreditor and Collateral Agency Agreement, and that the Agent has agreed to act (and any successor Agent shall act) as such hereunder only on the express conditions contained in the Intercreditor and Collateral Agency Agreement. Any successor Agent appointed pursuant to the Intercreditor and Collateral Agency Agreement shall be entitled to all the rights, interests and benefits of the Agent hereunder, as applicable.

6.15	Conflicts; Paramountcy

Notwithstanding anything herein to the contrary, the rights, remedies and benefits granted to the Agent for the benefit of the Secured Parties pursuant to this Guarantee and the exercise of any right or remedy by the Agent or any Secured Party hereunder are subject to the provisions of the Intercreditor and Collateral Agency Agreement. In the event of any conflict between the terms of the Intercreditor and Collateral Agency Agreement and this Guarantee with respect to any right or remedy of the Secured Parties relating to the Guaranteed Obligations, the terms of the Intercreditor and Collateral Agency Agreement shall govern and control. To the extent this Guarantee provides any additional rights or remedies to the Agent that are not contained in the Intercreditor and Collateral Agency Agreement, it shall be deemed not to be a conflict, and the Agent shall have such additional rights and remedies.

6.16	Governing Law; Jurisdiction; Etc.

(a)	Governing Law. This Guarantee and any claim, controversy, dispute or cause of action based upon, arising out of or relating to this Guarantee shall be governed by, and construed in accordance with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

(b)	Submission to Jurisdiction. Any action or proceeding arising out of or based upon this Guarantee may be brought in the courts of the Province of British Columbia, and each party irrevocably submits and agrees to attorn to the exclusive jurisdiction of such courts in any such action or proceeding. The parties irrevocably and unconditionally waive any objection to the venue of any action or proceeding in such courts and irrevocably waive and agree not to plead in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein or in any other Loan Document shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Guarantee or any other Loan Document against the Guarantor or any other Obligor or its properties in the courts of any jurisdiction.

6.17	Loan Document; Security. The Guarantor hereby acknowledges and confirms that this Guarantee shall constitute a “Loan Document” and shall form part of the “Security” under the Notes.

[Signature page follows]

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed as of the date first written above by its officers thereunto duly authorized.

Guarantor:

Clever Leaves us, Inc.

	By	/s/ Kyle Detwiler
Kyle Detwiler